Exhibit 10.1.10

AMENDMENT NO. 1
TO
THE REGENERON PHARMACEUTICALS, INC.
SECOND AMENDED AND RESTATED 2000 LONG-TERM INCENTIVE PLAN

On November 15, 2013, the Board of Directors of Regeneron Pharmaceuticals, Inc. (the “Company”) approved a 15% reduction in the automatic 2014 annual grant of Nonqualified Stock Option to purchase shares of Company Stock to the Nonemployee Directors pursuant to Section 12 of the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan (the “Plan”), from 15,000 shares to 12,750 shares. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Plan.

A copy of the Plan was filed by the Company with the Securities and Exchange Commission as Exhibit 99.1 to the Company’s Registration Statement on Form S-8 (Registration No. 333-174863) on June 13, 2011.